Exhibit 10.1

AMENDMENT NO. 3
TO THE AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF BRIXMOR OPERATING PARTNERSHIP LP
This Amendment No. 3, dated as of March 28, 2014 (this “Amendment No. 3”), is made to that certain Amended and Restated Limited Partnership Agreement of Brixmor Operating Partnership LP (the “Partnership”), dated as of October 29, 2013 (as amended to the date hereof, the “Existing Partnership Agreement” and the Existing Partnership Agreement as amended by this Amendment No. 3 and as it may be further amended from time to time, the “Partnership Agreement”), by and among Brixmor OP GP LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership (the “General Partner”), and the Persons admitted to the Partnership and identified on the books and records of the Partnership as limited partners of the Partnership, in their respective capacities as limited partners of the Partnership (each, a “Limited Partner”).
Capitalized terms used but not defined herein shall have the meaning given thereto in the Existing Partnership Agreement.
Preliminary Statements
WHEREAS, reference is made to that certain Separate Series Agreement, dated as of October 29, 2013 (the “Series Agreement”) by and among Non-Core Series GP, LLC, a Delaware limited liability company (the “Series GP”), BRE Non-Core Assets Inc., a Delaware corporation, as the Series A Limited Partner and the other parties thereto with respect to that certain Series A (as defined in the Existing Partnership Agreement);
WHEREAS, in accordance with the Series Agreement, the Series GP has by written consent of the Series GP and written notice delivered to the Series A Limited Partner terminated and wound-up Series A.
WHEREAS, Section 14.2 of the Existing Partnership Agreement permits the General Partner, without the consent or approval of any other Partner or any other Person, to amend the Existing Partnership Agreement to reflect the termination of a series of the Partnership established pursuant to Section 17-218 of the Act and the First Amendment in connection therewith; and
WHEREAS, there are no other Series of the Partnership that have been established.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Partners do hereby agree as follows:
1.Amendments.
(a)    Article 15 of the Existing Partnership Agreement is hereby amended by deleting Section 15.16 in its entirety.
(b)    Article I of the Existing Partnership Agreement is hereby amended by deleting each of the following definitions in their entirety, with conforming changes throughout the Existing Partnership Agreement to eliminate references to such deleted defined terms:
“Separate Series Agreement”;
“Series”;
“Series A”;
“Series A General Partner”;
“Series A Limited Partner”;
“Series A Partners”; and
“Series Date.”
(c)    Article I of the Existing Partnership Agreement is hereby amended by amending and restating the definition of “General Partner” in its entirety to read as follows:
“General Partner” means Brixmor OP GP LLC, a Delaware limited liability company and its successors and assigns as a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner pursuant to the Act and this Agreement and is listed as a general partner in the books and records of the Partnership, in such Person’s capacity as a general partner of the Partnership."

2.
Ratification and Confirmation of the Partnership Agreement; No Other Changes. Except as modified by this Amendment No. 3, the Partnership Agreement is hereby ratified and confirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Partnership Agreement, other than as contemplated herein.

3.	Effectiveness. This Amendment No. 3 shall be effective as of the date hereof. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

4.
Applicable Law. This Amendment No. 3 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Amendment No. 3 and any non-mandatory provision of the LP Act, the provisions of this Amendment No. 3 shall control and take precedence.

5.	Counterparts. This Amendment No. 3 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the date first written above.
THE GENERAL PARTNER:
BRIXMOR OP GP LLC

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President

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